EXHIBIT 5.1

M O R S E ,     Z E L N I C K ,     R O S E    &     L A N D E R

A      L  I  M  I  T  E  D        L  I  A  B  I  L  I  T  Y        P  A  R  T  N  E  R  S  H  I  P

405 PARK AVENUE

NEW YORK, NEW YORK 10022-4405

212 - 838 - 1177

FAX  212 - 838 - 9190

October 25, 2006

Empire Financial Holding Company

2170 West State Road 434

Longwood, FL 32770

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Empire Financial Holding Company., a Florida corporation (“Empire”), in connection with the preparation of a registration statement on Form S-3 (the “registration statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register the sale by selling stockholders of up to 7,564,138 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), including 3,332,124 shares of Common Stock issuable upon exercise of outstanding warrants or on the conversion of preferred stock.

In this regard, we have reviewed the Company’s Articles of Incorporation, as amended, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that each warrant, share of preferred stock and share of Common Stock included in the Registration Statement has been duly and validly authorized for issuance and is now, or, in the case of some of the common stock when issued upon exercise of warrants or pursuant to the conversion of preferred stock, in all cases pursuant to the terms of the underlying instruments, will be, legally issued, fully paid and non-assessable under Florida law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading “Legal Matters.”. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander
Morse, Zelnick, Rose & Lander, LLP